INDEPENDENT AUDITOR'S REPORT

The Board of Trustees and Shareholders
The Rockhaven Fund and The Rockhaven Premier Dividend Fund

We have audited the accompanying statements of assets and liabilities, including the schedules of investments of The Rockhaven Fund and The Rockhaven Premier Dividend Fund, series of Advisors Series Trust, as of September 30, 1998, and the related statements of operations, the statements of changes in net assets, and the financial highlights for the period indicated in the accompanying financial statements. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 1998, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly in all material respects, the financial position of The Rockhaven Fund and The Rockhaven Premier Dividend Fund, series of Advisors Series Trust, as of September 30, 1998, the results of their operations, the changes in their net assets and their financial highlights for the period indicated, in conformity with generally accepted accounting principles.


MCGLADREY & PULLEN, LLP

New York, New York
October 23, 1998